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                                                                     Exhibit 5.1

                        [Irell & Manella LLP Letterhead]

                                  July 25, 2003

Board of Directors
Superior Industries International, Inc.
7800 Woodley Avenue
Van Nuys, California 91406

Gentlemen:

         We have acted as counsel to Superior Industries International, Inc., a California corporation (the "Company") in connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you on or about July 25, 2003 with the Securities and Exchange Commission with respect to the registration of 3,000,000 shares of the Company's common stock, par value $0.50 per share (the "Common Stock") issuable upon exercise of options, stock awards and/or stock appreciation rights granted pursuant to the Company's 2003 Equity Incentive Plan (the "Plan"). As such counsel, we have examined the Plan and the sale and issuance of the Common Stock pursuant thereto and such other matters and documents as we have deemed necessary or relevant as a basis for this opinion.

         Based on these examinations, it is our opinion that such 3,000,000 shares of Common Stock, when sold, issued and delivered in the manner and for the consideration stated in the Registration Statement and the Plan, will be legally issued, fully paid and non-assessable.

         We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the State of California.

         This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K. We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

         This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Common Stock. This opinion is furnished to you in connection with the above-described shares, is solely for your benefit, and may not be relied upon by, nor may copies be delivered to, any other person or entity without our prior written consent.

                                                    Very truly yours,

                                                    /s/ IRELL & MANELLA LLP

                                                    IRELL & MANELLA LLP

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